Contacts:	Paul W. Taylor	Christopher G. Treece
	President and Chief Executive Officer	E.V.P., Chief Financial Officer and Secretary
	Guaranty Bancorp	Guaranty Bancorp
	1331 Seventeenth Street, Suite 200	1331 Seventeenth Street, Suite 200
	Denver, CO 80202	Denver, CO 80202
	(303) 293-5563	(303) 675-1194

FOR IMMEDIATE RELEASE:

Third Quarter 2017 Financial Results

•	Expanded quarterly return on average assets to 1.17%, compared to 0.88% in the third quarter 2016
•	Increased quarterly net income by $4.3 million, or 74.4%, compared to the third quarter 2016
•	Increased loans $83.4 million, or 12.8%, annualized during the third quarter 2017
•	Grew deposits $134.4 million, or 19.3% annualized during the third quarter 2017

DENVER,  October 18, 2017 - Guaranty Bancorp (Nasdaq: GBNK) (“we”, “our” or “the Company”), a community bank holding company based in Colorado, today announced third quarter 2017 net income of $10.1 million, or $0.36 per basic and diluted common share, compared to $5.8 million, or $0.25 per basic and diluted common share in the third quarter 2016. For the nine months ended September 30, 2017, net income was $30.0 million or $1.08 per basic common share and $1.07 per diluted common share, compared to $17.3 million, or $0.80 per basic common share and $0.79 per diluted common share for the same period in 2016.

“We continue to deliver very solid profitability driven by strong loan and deposit growth,” said Paul W. Taylor, President and Chief Executive Officer of Guaranty Bancorp. “For the third quarter 2017, return on average assets increased by 33% to 1.17% due to balance sheet growth, expanded net interest margin, focus on noninterest income improvement, and diligent expense management.”

Taylor continued, “I am also pleased to announce that we have received all approvals required for our previously announced acquisition of Castle Rock Bank Holding Company. We expect to close the transaction and convert our systems in the fourth quarter of 2017. This acquisition will result in $3.7 billion in combined pro forma assets and further strengthens our position as the premier community bank in Colorado with our headquarters and all of our branches located within the state.”

The following tables highlight our key financial measures for 2017 and 2016. The significant improvement from 2016 to 2017 was favorably impacted by the successful integration of Home State Bancorp (Home State) following its acquisition in September 2016, better efficiency, and stronger net interest margin on a higher earning asset base.

__________________________________________________________________

1  This press release contains certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of the Company’s core financial performance. See the “Non-GAAP Financial Measures” section later in this press release for a definition of operating earnings and other non-GAAP measures.

Key Financial Measures

Income Statement

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016

	(Dollars in thousands, except per share amounts)
Net income	$10,054	$10,125	$5,765	$30,019	$17,306
Operating earnings (1)	11,307	10,232	7,281	31,371	19,568
Earnings per common share - diluted	0.36	0.36	0.25	1.07	0.79
Earnings per common share - diluted - operating (1)	0.40	0.36	0.32	1.11	0.89
Return on average assets	1.17%	1.19%	0.88%	1.18%	0.95%
Return on average assets - operating (1)	1.31%	1.21%	1.11%	1.23%	1.07%
Return on average equity	10.70%	11.13%	9.04%	10.99%	9.82%
Return on average equity - operating (1)	12.03%	11.25%	11.42%	11.49%	11.11%
Net interest margin	3.91%	3.74%	3.66%	3.77%	3.61%
Efficiency ratio - tax equivalent (2)	50.02%	53.77%	56.78%	52.97%	58.51%
Average cost of interest-bearing liabilities
(including noninterest-bearing deposits)	0.44%	0.46%	0.44%	0.44%	0.39%
Average cost of deposits
(including noninterest-bearing deposits)	0.27%	0.26%	0.23%	0.25%	0.23%
________________________

(1) See reconciliation of non-GAAP financial measures to the corresponding GAAP measurement in "Non-GAAP Financial Measures" later in this document.

(2) The efficiency ratio equals noninterest expense adjusted to exclude amortization of intangible assets, prepayment penalties on long-term debt, impairment of long-lived assets, litigation-related settlements and merger related expenses, divided by the sum of tax equivalent net interest income and tax equivalent noninterest income. To calculate tax equivalent net interest income and noninterest income, the interest earned on tax exempt loans and investment securities and the income earned on bank-owned life insurance have been adjusted to reflect the amount that would have been earned had these investments been subject to normal income taxation.

Balance Sheet

	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
	(Dollars in thousands, except per share amounts)
Total investments	$576,459	$569,812	$584,746	$590,856	$562,091
Total loans, net of deferred costs and fees	2,661,866	2,578,472	2,570,750	2,519,138	2,412,999
Allowance for loan losses	(22,900)	(23,125)	(23,175)	(23,250)	(23,300)
Total assets	3,510,046	3,403,852	3,399,651	3,366,427	3,346,265
Total deposits	2,898,060	2,763,623	2,765,630	2,699,084	2,752,112
Book value per common share	13.21	12.94	12.64	12.44	12.39
Tangible book value per common share (1)	10.75	10.46	10.13	9.91	9.85
Equity ratio - GAAP	10.69%	10.80%	10.56%	10.47%	10.50%
Tangible common equity ratio (1)	8.88%	8.91%	8.65%	8.52%	8.53%
Total risk-based capital ratio	13.50%	13.65%	13.44%	13.58%	14.07%
________________________
(1) See reconciliation of non-GAAP financial measures to the corresponding GAAP measurement in "Non-GAAP Financial Measures" later in this document.

Net Interest Income and Margin

The following tables present, for the periods indicated, average assets, liabilities and stockholders’ equity, as well as interest income from average interest-earning assets, interest expense from average interest-bearing liabilities and the resultant yields and costs expressed in percentages. Nonaccrual loans are included in the calculation of average loans and leases, while interest thereon is excluded from the computation of yield earned.

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2017			June 30, 2017			September 30, 2016
	Average Balance	Interest Income or Expense	Average Yield or Cost	Average Balance	Interest Income or Expense	Average Yield or Cost	Average Balance	Interest Income or Expense	Average Yield or Cost

	(Dollars in thousands)
ASSETS:
Interest-earning assets:
Gross loans, net of deferred costs
and fees (1)(3)	$2,593,667	$30,902	4.73%	$2,581,043	$28,976	4.50%	$2,010,622	$22,295	4.41%
Investment securities (1)
Taxable	339,671	2,221	2.59%	354,230	2,356	2.67%	276,227	1,741	2.51%
Tax-exempt	210,363	1,233	2.33%	201,893	1,243	2.47%	130,270	971	2.97%
Bank Stocks (4)	19,993	275	5.46%	23,531	347	5.91%	17,636	237	5.35%
Other earning assets	18,060	57	1.25%	4,549	11	0.97%	38,012	98	1.03%
Total interest-earning assets	3,181,754	34,688	4.33%	3,165,246	32,933	4.17%	2,472,767	25,342	4.08%
Non-earning assets:
Cash and due from banks	35,426			34,714			29,266
Other assets	206,044			204,149			111,100
Total assets	$3,423,224			$3,404,109			$2,613,133

LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing liabilities:
Deposits:
Interest-bearing demand and NOW	$850,670	$380	0.18%	$807,883	$354	0.18%	$506,179	$170	0.13%
Money market	493,433	459	0.37%	479,009	402	0.34%	431,994	297	0.27%
Savings	182,190	51	0.11%	179,862	49	0.11%	154,156	43	0.11%
Time certificates of deposit	420,102	1,049	0.99%	414,533	981	0.95%	307,113	718	0.93%
Total interest-bearing deposits	1,946,395	1,939	0.40%	1,881,287	1,786	0.38%	1,399,442	1,228	0.35%
Borrowings:
Repurchase agreements	33,958	16	0.19%	31,794	15	0.19%	23,533	13	0.22%
Federal funds purchased	1	-	1.46%	1	-	1.46%	1	-	0.98%
Subordinated debentures	65,035	868	5.30%	65,014	856	5.28%	57,844	715	4.92%
Borrowings	91,087	531	2.31%	182,617	777	1.71%	157,058	636	1.61%
Total interest-bearing liabilities	2,136,476	3,354	0.62%	2,160,713	3,434	0.64%	1,637,878	2,592	0.63%
Noninterest bearing liabilities:
Demand deposits	898,262			864,359			707,283
Other liabilities	15,739			14,078			14,402
Total liabilities	3,050,477			3,039,150			2,359,563
Stockholders' Equity	372,747			364,959			253,570
Total liabilities and stockholders' equity	$3,423,224			$3,404,109			$2,613,133

Net interest income		$31,334			$29,499			$22,750
Net interest margin			3.91%			3.74%			3.66%
Net interest margin, fully tax
equivalent (2)			4.02%			3.85%			3.75%

(1) Yields on loans and securities have not been adjusted to a tax-equivalent basis.

(2) The tax-equivalent basis was computed by calculating the deemed interest on municipal bonds and tax-exempt loans that would have been earned on a fully taxable basis to yield the same after-tax income, net of the interest expense disallowance under Internal Revenue Code Sections 265 and 291, using a combined federal and state marginal tax rate of 38.01%.

(3) The loan average balances and rates include nonaccrual loans.

(4) Includes Bankers’ Bank of the West stock, Federal Reserve Bank stock, Federal Home Loan Bank stock and Pacific Coast Bankers’ Bank stock.

Net Interest Income and Margin (continued)

	Nine Months Ended			Nine Months Ended
	September 30, 2017			September 30, 2016
	Average Balance	Interest Income or Expense	Average Yield or Cost	Average Balance	Interest Income or Expense	Average Yield or Cost

	(Dollars in thousands)
ASSETS:
Interest-earning assets:
Gross loans, net of deferred costs
and fees (1)(3)	$2,571,906	$87,270	4.54%	$1,891,756	$60,206	4.25%
Investment securities (1)
Taxable	351,818	6,892	2.62%	283,215	5,454	2.57%
Tax-exempt	204,814	3,713	2.42%	105,290	2,459	3.12%
Bank Stocks (4)	22,572	1,011	5.99%	19,560	829	5.66%
Other earning assets	8,953	76	1.13%	14,634	105	0.96%
Total interest-earning assets	3,160,063	98,962	4.19%	2,314,455	69,053	3.99%
Non-earning assets:
Cash and due from banks	35,224			26,345
Other assets	205,373			102,907
Total assets	$3,400,660			$2,443,707

LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing liabilities:
Deposits:
Interest-bearing demand and NOW	$810,763	$1,091	0.18%	$421,109	$356	0.11%
Money market	487,635	1,194	0.33%	410,815	823	0.27%
Savings	177,968	147	0.11%	152,843	127	0.11%
Time certificates of deposit	403,068	2,830	0.94%	288,620	1,993	0.92%
Total interest-bearing deposits	1,879,434	5,262	0.37%	1,273,387	3,299	0.35%
Borrowings:
Repurchase agreements	34,063	48	0.19%	21,324	31	0.19%
Federal funds purchased	1	-	1.46%	2	-	0.98%
Subordinated debentures	65,014	2,568	5.28%	36,542	1,165	4.26%
Borrowings	161,023	2,079	1.73%	218,677	1,992	1.22%
Total interest-bearing liabilities	2,139,535	9,957	0.62%	1,549,932	6,487	0.56%
Noninterest bearing liabilities:
Demand deposits	881,017			645,249
Other liabilities	15,053			13,189
Total liabilities	3,035,605			2,208,370
Stockholders' Equity	365,055			235,337
Total liabilities and stockholders' equity	$3,400,660			$2,443,707

Net interest income		$89,005			$62,566
Net interest margin			3.77%			3.61%
Net interest margin, fully tax
equivalent (2)			3.88%			3.69%

(1) Yields on loans and securities have not been adjusted to a tax-equivalent basis.

(2) The tax-equivalent basis was computed by calculating the deemed interest on municipal bonds and tax-exempt loans that would have been earned on a fully taxable basis to yield the same after-tax income, net of the interest expense disallowance under Internal Revenue Code Sections 265 and 291, using a combined federal and state marginal tax rate of 38.01%.

(3) The loan average balances and rates include nonaccrual loans.

(4) Includes Bankers’ Bank of the West stock, Federal Reserve Bank stock, Federal Home Loan Bank stock and Pacific Coast Bankers’ Bank stock.

Net Interest Income and Margin (continued)

Net interest income increased $8.6 million in the third quarter 2017, compared to the same quarter in 2016, and increased $1.8 million, compared to the second quarter 2017. The increase in net interest income was driven by an increase in average earning assets, the accretion of the discount on loans acquired in the Home State transaction and $0.9 million in an interest recovery on an impaired loan paid off in the third quarter 2017.

Beginning in the third quarter 2016, net interest margin and loan yield were favorably impacted by the accretion of the discount on loans acquired in the Home State transaction. Accretion on acquired loans was $1.0 million in the third quarter 2017, compared to $1.2 million in the second quarter 2017, and compared to $0.3 million in the third quarter 2016. Third quarter 2017 interest income included $0.6 million in accreted discount on loans paid off during the quarter.

For the nine months ended September 30, 2017, net interest income increased $26.4 million, compared to the same period in 2016, primarily due to an $845.6 million, or 36.5% increase in average earning assets, partially offset by a $589.6 million, or 38.0% increase in average interest bearing liabilities. Accretion of discount on acquired loans was $3.0 million during the nine months ended September 30, 2017, compared to $0.3 million during the same period in 2016. The Company acquired $445.5 million in loans and $769.7 million in deposits as a result of the September 2016 Home State transaction.

Noninterest Income

The following table presents noninterest income as of the dates indicated:

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

	(In thousands)
Noninterest income:
Deposit service and other fees	$3,580	$3,545	$2,581	$10,405	$7,042
Investment management and trust	1,478	1,483	1,333	4,482	3,889
Increase in cash surrender value of
life insurance	674	615	490	1,884	1,398
Loss on sale of securities	(86)	-	(66)	(86)	(122)
Gain on sale of SBA loans	143	447	208	971	472
Other	341	252	159	1,218	346
Total noninterest income	$6,130	$6,342	$4,705	$18,874	$13,025

Beginning late in the third quarter 2016, noninterest income was favorably impacted by the Home State transaction, affecting deposit service and other fees, investment management and trust and merchant income which is included in “other” in the table above.

Noninterest income increased $1.4 million, or 30.3% in the third quarter 2017, compared to the same quarter in 2016 and decreased $0.2 million, compared to the second quarter 2017. The $0.2 million decline in noninterest income in the third quarter 2017, compared to the second quarter 2017, was primarily due to lower gains on sales of Small Business Administration (SBA) loans in the third quarter 2017.

For the nine months ended September 30, 2017, noninterest income increased $5.8 million, or 44.9%, compared to the same period in 2016. In addition to the impact of the Home State transaction, gain on sale of SBA loans increased $0.5 million, bank-owned life insurance increased $0.5 million, investment referral fees increased $0.3 million and interest rate swap income increased $0.2 million for the nine months ended September 30, 2017, compared to the same period in 2016. The Company recorded a $0.3 million gain on sale of its $2.0 million credit card loan portfolio, included in other noninterest income in the table above, in the first quarter 2017.

Noninterest Expense

The following table presents noninterest expense as of the dates indicated:

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

	(In thousands)
Noninterest expense:
Salaries and employee benefits	$11,736	$11,247	$10,984	$34,909	$28,292
Occupancy expense	1,714	1,674	1,417	4,940	4,053
Furniture and equipment	974	975	750	2,894	2,281
Amortization of intangible assets	672	648	389	1,969	868
Other real estate owned, net	(20)	126	20	174	27
Insurance and assessments	642	647	608	1,995	1,818
Professional fees	929	1,252	962	3,155	2,725
Impairment of long-lived assets	-	34	-	224	-
Other general and administrative	5,160	3,900	3,494	12,579	9,486
Total noninterest expense	$21,807	$20,503	$18,624	$62,839	$49,550

The increases in noninterest expense for the three and nine months ended September 30, 2017, compared to the same periods  in 2016 were due primarily to the acquisition of Home State in September 2016. The three month and nine month periods ended September 30, 2017 include full quarters of expenses related to the 2016 acquisition, resulting in higher overall expenses in 2017 compared to the same periods in 2016, however expenses as a percent of average assets declined from 2.0% in 2016 to 1.8% in 2017.

During the third quarter 2017, merger-related expenses related to the pending acquisition of Castle Rock Bank Holding Company (Castle Rock) were $0.3 million and were included in other general and administrative expense. During the third quarter 2016, merger-related expenses related to the acquisition of Home State were $2.2 million, consisting of $1.4 million in salaries and employee benefits expense and $0.8 million in other general and administrative expense. No merger-related expenses were incurred in the second quarter 2017.

During the third quarter 2017, we settled litigation on a  commercial real estate matter for $1.6 million, included in other general and administrative expense in the table above.

For the nine months ended September 30, 2017, salaries and employee benefits increased $6.6 million, compared to the same period in 2016, primarily due to a $4.0 million increase in base salary expense and a $1.8 million increase in our self-funded medical plan. Average full-time equivalent employees increased from 384 for the nine months ended September 30, 2016 to 494 for the nine months ended September 30, 2017, primarily due to the acquisition of Home State. Other general and administrative expense increased $3.1 million for the nine months ended September 30, 2017, compared to the same period in 2016 and consisted of the $1.6 million settlement of a litigation claim mentioned above, a $1.2 million increase in data processing expense, a $0.5 million increase in debit card interchange expense and a $0.4 million increase in communication expense. These increases in other general and administrative expense during the nine months ended September 30, 2017, compared to the same period in 2016, were partially offset by a $1.5 million decrease in merger-related expense. Amortization of intangible assets increased $1.1 million for the nine months ended September 30, 2017, compared to the same period in 2016, due to the amortization of intangible assets recorded in the Home State transaction. Occupancy expense increased $0.9 million for the nine months ended September 30, 2017, compared to the same period in 2016, due to increases in real estate taxes and building maintenance. As a result of the Home State transaction, we acquired eleven branches and closed five branches at the end of 2016.

Balance Sheet

	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
	(Dollars in thousands)
Total assets	$3,510,046	$3,403,852	$3,399,651	$3,366,427	$3,346,265
Average assets, quarter-to-date	3,423,224	3,404,109	3,374,153	3,336,143	2,613,133
Total loans, net of deferred costs and fees	2,661,866	2,578,472	2,570,750	2,519,138	2,412,999
Total deposits	2,898,060	2,763,623	2,765,630	2,699,084	2,752,112

Equity ratio - GAAP	10.69%	10.80%	10.56%	10.47%	10.50%
Tangible common equity ratio (1)	8.88%	8.91%	8.65%	8.52%	8.53%
________________________
(1) See reconciliation of non-GAAP financial measures to the corresponding GAAP measurement in "Non-GAAP Financial Measures" later in this document.

The following table sets forth the amount of loans outstanding at the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
	(In thousands)
Loans held for sale	$314	$887	$951	$4,129	$-
Commercial and residential real estate	1,892,828	1,799,114	1,800,194	1,768,424	1,752,113
Construction	81,826	99,632	103,682	88,451	75,603
Commercial	449,450	451,701	451,708	432,083	400,281
Consumer	124,625	122,994	120,231	125,264	81,766
Other	112,763	103,990	93,979	100,848	102,887
Total gross loans	2,661,806	2,578,318	2,570,745	2,519,199	2,412,650
Deferred costs and (fees)	60	154	5	(61)	349
Loans, net	2,661,866	2,578,472	2,570,750	2,519,138	2,412,999
Less allowance for loan losses	(22,900)	(23,125)	(23,175)	(23,250)	(23,300)
Net loans	$2,638,966	$2,555,347	$2,547,575	$2,495,888	$2,389,699

The following table presents the changes in the Company’s loan balances at the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
	(In thousands)
Beginning balance	$2,578,318	$2,570,745	$2,519,199	$2,412,650	$1,898,142
New credit extended	192,774	132,420	139,185	232,499	129,064
Acquisition of Home State Bank	-	-	-	-	445,529
Net existing credit advanced	59,275	73,298	111,821	142,448	153,390
Net pay-downs and maturities	(165,520)	(196,511)	(195,678)	(272,326)	(214,089)
Other	(3,041)	(1,634)	(3,782)	3,928	614
Gross loans	2,661,806	2,578,318	2,570,745	2,519,199	2,412,650
Deferred costs and (fees)	60	154	5	(61)	349
Loans, net	$2,661,866	$2,578,472	$2,570,750	$2,519,138	$2,412,999

Net change - loans outstanding	$83,394	$7,722	$51,612	$106,139	$514,456

During the third quarter 2017, loans net of deferred costs and fees increased $83.4 million, or 12.8% annualized, despite $165.5 million in pay-downs and maturities during the quarter. In addition to contractual loan principal payments and maturities, the third quarter 2017 included $34.2 million in early payoffs related to our borrowers selling their assets, $14.7 million in loan payoffs related to classified loans, $9.2 million in loan pay-downs related to fluctuations in loan balances to existing customers and $4.3 million due to our strategic decision to not match certain financing terms offered by competitors.

During the twelve months ended September 30, 2017, loans net of deferred costs and fees increased by $248.9 million, or 10.3%.

Balance Sheet (continued)

The following table sets forth the amounts of deposits outstanding at the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
	(In thousands)
Noninterest-bearing demand	$924,361	$876,043	$868,189	$916,632	$857,064
Interest-bearing demand and NOW	866,309	811,639	821,518	767,523	802,043
Money market	502,400	475,656	489,921	484,664	554,447
Savings	183,366	183,200	178,157	164,478	160,698
Time	421,624	417,085	407,845	365,787	377,860
Total deposits	$2,898,060	$2,763,623	$2,765,630	$2,699,084	$2,752,112

At September 30, 2017, deposits had increased $134.4 million, compared to June 30, 2017, primarily due to increases in balances of several large commercial customers. At September 30, 2017, noninterest-bearing deposits as a percentage of total deposits were 31.9%, compared to 31.7% at June 30, 2017 and 31.1% at September 30, 2016.

Regulatory Capital Ratios

The following table provides the capital ratios of the Company and the Bank as of the dates presented, along with the applicable regulatory capital requirements:

	Ratio at September 30, 2017	Ratio at December 31, 2016	Minimum Requirement for “Adequately Capitalized” Institution plus fully phased in Capital Conservation Buffer	Minimum Requirement for "Well-Capitalized" Institution
Common Equity Tier 1 Risk-Based Capital Ratio
Consolidated	10.56%	10.46%	7.00%	N/A
Guaranty Bank and Trust Company	12.23%	12.43%	7.00%	6.50%

Tier 1 Risk-Based Capital Ratio
Consolidated	11.40%	11.34%	8.50%	N/A
Guaranty Bank and Trust Company	12.23%	12.43%	8.50%	8.00%

Total Risk-Based Capital Ratio
Consolidated	13.50%	13.58%	10.50%	N/A
Guaranty Bank and Trust Company	13.00%	13.26%	10.50%	10.00%

Leverage Ratio
Consolidated	10.15%	9.81%	4.00%	N/A
Guaranty Bank and Trust Company	10.89%	10.76%	4.00%	5.00%

At September 30, 2017, all of our regulatory capital ratios remained well above minimum requirements for a “well-capitalized” institution. Our consolidated total risk-based capital ratio decreased compared to December 31, 2016, primarily due to an increase in risk-based assets during the nine months ended September 30, 2017. At September 30, 2017, our bank-level capital ratios had declined compared to December 31, 2016, primarily due to the $18.7 million dividend paid to the Company in the second quarter 2017 to fund stockholder dividends and debt servicing during 2017.

Asset Quality

The following table presents select asset quality data, including quarterly charged-off loans, recoveries and provision for loan losses as of the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
	(Dollars in thousands)
Originated nonaccrual loans	$3,935	$3,332	$3,387	$3,345	$3,399
Purchased credit impaired loans	809	1,290	1,715	1,902	2,108
Accruing loans past due 90 days or more (1)	-	-	-	-	335

Total nonperforming loans (NPLs)	$4,744	$4,622	$5,102	$5,247	$5,842
Other real estate owned and foreclosed assets	-	113	257	569	637

Total nonperforming assets (NPAs)	$4,744	$4,735	$5,359	$5,816	$6,479

Total classified assets	$28,186	$29,188	$30,201	$33,443	$34,675

Accruing loans past due 30-89 days (1)	$9,129	$957	$3,858	$1,337	$2,157

Charged-off loans	$(970)	$(338)	$(125)	$(290)	$(72)
Recoveries	248	82	45	150	295
Net (charge-offs) recoveries	$(722)	$(256)	$(80)	$(140)	$223

Provision for loan losses	$497	$206	$5	$90	$27

Allowance for loan losses	$22,900	$23,125	$23,175	$23,250	$23,300

Unaccreted loan discount (2)	$11,654	$12,665	$13,896	$14,682	$15,721

Selected ratios:
NPLs to loans, net of deferred costs and fees (3)	0.18%	0.18%	0.20%	0.21%	0.24%
NPAs to total assets	0.14%	0.14%	0.16%	0.17%	0.19%
Allowance for loan losses to NPLs	482.72%	500.32%	454.23%	443.11%	398.84%
Allowance for loan losses to loans, net of
deferred costs and fees (3)	0.86%	0.90%	0.90%	0.92%	0.97%
Loans 30-89 days past due to loans, net of
deferred costs and fees (3)	0.34%	0.04%	0.15%	0.05%	0.09%
Texas ratio (4)	1.22%	1.26%	1.39%	1.55%	1.77%
Classified asset ratio (5)	7.57%	8.08%	8.24%	9.79%	10.69%
________________________

(1) Past due loans include both loans that are past due with respect to payments and loans that are past due because the loan has matured, and is in the process of renewal, but continues to be current with respect to payments.

(2) Related to loans acquired in the Home State transaction.
(3) Loans, net of deferred costs and fees, exclude loans held for sale.
(4) Texas ratio defined as total NPAs divided by subsidiary bank only Tier 1 Capital plus allowance for loan losses.
(5) Classified asset ratio defined as total classified assets to subsidiary bank only Tier 1 Capital plus allowance for loan losses.

Asset Quality (continued)

The following tables summarize past due loans held for investment by class as of the dates indicated:

September 30, 2017	30-89 Days Past Due	90 Days + Past Due and Still Accruing	Nonaccrual	Total Nonaccrual and Past Due	Total Loans, Held for Investment
	(In thousands)
Commercial and residential
real estate	$113	$-	$1,722	$1,835	$1,892,870
Construction	-	-	-	-	81,828
Commercial	8,879	-	844	9,723	449,460
Consumer	137	-	264	401	124,628
Other	-	-	1,914	1,914	112,766
Total	$9,129	$-	$4,744	$13,873	$2,661,552

December 31, 2016	30-89 Days Past Due	90 Days + Past Due and Still Accruing	Nonaccrual	Total Nonaccrual and Past Due	Total Loans, Held for Investment
	(In thousands)
Commercial and residential
real estate	$1,258	$-	$2,835	$4,093	$1,768,381
Construction	-	-	-	-	88,449
Commercial	37	-	1,094	1,131	432,072
Consumer	42	-	201	243	125,261
Other	-	-	1,117	1,117	100,846
Total	$1,337	$-	$5,247	$6,584	$2,515,009

During the third quarter 2017, nonperforming assets remained level at $4.7 million compared with June 30, 2017 and declined by $1.7 million from $6.5 million as of September 30, 2016. At September 30, 2017, performing troubled debt restructurings were $11.0 million, compared to $23.4 million at June 30, 2017 and $24.4 million at September 30, 2016. The decrease in performing troubled debt restructurings in the third quarter 2017, compared to the same quarter in 2016, was primarily due to the payoff of a $9.4 million out-of-state loan syndication. The increase in loans 30-89 days past due during the third quarter 2017, compared to the fourth quarter 2016 was mostly due to a single commercial loan relationship.

At September 30, 2017, classified assets represented 7.6%  of bank-level Tier 1 risk-based capital plus allowance for loan losses, compared to 8.1% at June 30, 2017 and 10.7% at September 30, 2016.

Net charge-offs were $0.7 million during the third quarter of 2017, compared to $0.3 million during the second quarter 2017 and $0.2 million in net recoveries in the third quarter of 2016. During the third quarter 2017, the Bank recorded a $0.5 million provision for loan losses, compared to a $0.2 million provision in the second quarter 2017 and an immaterial provision in the third quarter 2016. The Bank considered recoveries, historical charge-offs, the level of nonperforming loans, loan growth and other factors when determining the adequacy of the allowance for loan losses and the resulting amount of loan loss provision to be recognized during the quarter.

Shares Outstanding

As of September 30, 2017, the Company had 28,401,870 shares of voting common stock outstanding, of which 476,549 shares were in the form of unvested stock awards.

Non-GAAP Financial Measures

The Company discloses certain non-GAAP financial measures related to tangible assets, including tangible book value and tangible common equity, and operating earnings adjusted for merger-related expenses, OREO expenses, debt termination expense, impairments of long-lived assets, litigation-related settlements, securities gains and losses and gains or losses on the sale or disposal of other assets. The Company also discloses the following GAAP profitability metrics alongside the operating earnings equivalent: return on average assets, return on average equity and earnings per share (diluted).

The Company discloses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of the Company’s core financial performance. Management believes that these non-GAAP financial measures allow for additional transparency and are used by some investors, analysts and other users of the Company’s financial information as performance measures. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies.

The following non-GAAP schedule reconciles the non-GAAP operating earnings to GAAP net income as of the dates indicated:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,		September 30,
	2017	2017	2016	2017		2016

	(Dollars in thousands, except per share amounts)
Net income	$10,054	$10,125	$5,765	$30,019		$17,306
Expenses adjusted for:
Expenses (gains) related to other real
estate owned, net	(20)	126	20	174		27
Merger-related expenses	268	-	2,205	268		3,227
Impairment of long-lived assets	-	34	-	224		-
Litigation-related settlements	1,600	-	-	1,600		-
Income adjusted for:
Loss on sale of securities	86	-	66	86		122
(Gain) loss on sale of other assets	(2)	14	-	(259)		(14)
Pre-tax earnings adjustment	1,932	174	2,291	2,093		3,362
Tax effect of adjustments (1)	(679)	(67)	(775)	(741)		(1,100)
Tax effected operating earnings adjustment	1,253	107	1,516	1,352	-	2,262
Operating earnings	$11,307	$10,232	$7,281	$31,371		$19,568

Average assets	$3,423,224	$3,404,109	$2,613,133	$3,400,660		$2,443,707

Average equity	$372,747	$364,959	$253,570	$365,055		$235,337

Fully diluted average common
shares outstanding:	28,120,111	28,095,871	22,984,647	28,140,332		21,995,855

Earnings per common
share–diluted:	$0.36	$0.36	$0.25	$1.07		$0.79
Earnings per common
share–diluted - operating:	$0.40	$0.36	$0.32	$1.11		$0.89

ROAA (GAAP)	1.17%	1.19%	0.88%	1.18%		0.95%
ROAA - operating	1.31%	1.21%	1.11%	1.23%		1.07%

ROAE (GAAP)	10.70%	11.13%	9.04%	10.99%		9.82%
ROAE - operating	12.03%	11.25%	11.42%	11.49%		11.11%
________________
(1) Tax effect calculated using a combined federal and state marginal tax rate of 38.01%, adjusted for tax effect of nondeductible merger-related expenses.

Non-GAAP Financial Measures (continued)

The following non-GAAP schedules reconcile the book value per share to the tangible book value per share and the GAAP equity ratio to the tangible equity ratio as of the dates indicated:

Tangible Book Value per Common Share
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
	(Dollars in thousands, except per share amounts)
Total stockholders' equity	$375,152	$367,529	$358,838	$352,378	$351,360
Less: Goodwill and other intangible assets	(69,752)	(70,424)	(71,072)	(71,721)	(72,153)
Tangible common equity	$305,400	$297,105	$287,766	$280,657	$279,207

Number of common shares outstanding	28,401,870	28,406,758	28,393,278	28,334,004	28,349,107

Book value per common share	$13.21	$12.94	$12.64	$12.44	$12.39
Tangible book value per common share	$10.75	$10.46	$10.13	$9.91	$9.85

Tangible Common Equity Ratio
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
	(Dollars in thousands)
Total stockholders' equity	$375,152	$367,529	$358,838	$352,378	$351,360
Less: Goodwill and other intangible assets	(69,752)	(70,424)	(71,072)	(71,721)	(72,153)
Tangible common equity	$305,400	$297,105	$287,766	$280,657	$279,207

Total assets	$3,510,046	$3,403,852	$3,399,651	$3,366,427	$3,346,265
Less: Goodwill and other intangible assets	(69,752)	(70,424)	(71,072)	(71,721)	(72,153)
Tangible assets	$3,440,294	$3,333,428	$3,328,579	$3,294,706	$3,274,112

Equity ratio - GAAP (total stockholders'
equity / total assets)	10.69%	10.80%	10.56%	10.47%	10.50%
Tangible common equity ratio (tangible
common equity / tangible assets)	8.88%	8.91%	8.65%	8.52%	8.53%

About Guaranty Bancorp

Guaranty Bancorp is a $3.5 billion financial services company that operates as the bank holding company for Guaranty Bank and Trust Company, a premier Colorado community bank. The Bank provides comprehensive financial solutions to consumers and small to medium-sized businesses that value local and personalized service. In addition to loans and depository services, the Bank also offers wealth management solutions, including trust and investment management services. More information about Guaranty Bancorp can be found at www.gbnk.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: failure to maintain adequate levels of capital and liquidity to support the Company’s operations; general economic and business conditions in those areas in which the Company operates, including the impact of global and national economic conditions on our local economy; demographic changes; competition; fluctuations in interest rates; continued ability to attract and employ qualified personnel; ability to receive regulatory approval for the bank subsidiary to declare dividends to the Company; adequacy of the allowance for loan losses, changes in credit quality and the effect of credit quality on the provision for credit losses and allowance for loan losses; changes in governmental legislation or regulation, including, but not limited to, any increase in FDIC insurance premiums; changes in accounting policies and practices; changes in business strategy or development plans; failure or inability to complete mergers or other corporate transactions; failure or inability to realize fully the expected benefits of mergers or other corporate transactions; Castle Rock Bank’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; difficulty retaining key employees; the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; changes in the securities markets; changes in consumer spending, borrowing and savings habits; the availability of capital from private or government sources; competition for loans and deposits and failure to attract or retain loans and deposits; failure to recognize expected cost savings; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and terms of other credit agreements; changes in oil and natural gas prices; political instability, acts of war or terrorism and natural disasters; and additional “Risk Factors” referenced in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as supplemented from time to time. When relying on forward-looking statements to make decisions with respect to the Company, investors and others are cautioned to consider these and other risks and uncertainties. The Company can give no assurance that any goal or plan or expectation set forth in any forward-looking statement can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. The forward-looking statements are made as of the date of this press release, and, except as may otherwise be required by law, the Company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

.

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

	September 30,	December 31,	September 30,
	2017	2016	2016
	(In thousands)
Assets
Cash and due from banks	$64,388	$50,111	$163,908

Time deposits with banks	254	254	504

Securities available for sale, at fair value	298,483	324,228	364,349
Securities held to maturity	258,541	243,979	183,184
Bank stocks, at cost	19,435	22,649	14,558
Total investments	576,459	590,856	562,091

Loans held for sale	314	4,129	-

Loans, held for investment, net of deferred costs and fees	2,661,552	2,515,009	2,412,999
Less allowance for loan losses	(22,900)	(23,250)	(23,300)
Net loans, held for investment	2,638,652	2,491,759	2,389,699

Premises and equipment, net	63,280	67,390	68,779
Other real estate owned and foreclosed assets	-	569	637
Goodwill	56,404	56,404	56,148
Other intangible assets, net	13,348	15,317	16,005
Bank owned life insurance	74,625	65,538	65,030
Other assets	22,322	24,100	23,464
Total assets	$3,510,046	$3,366,427	$3,346,265

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing demand	$924,361	$916,632	$857,064
Interest-bearing demand and NOW	866,309	767,523	802,043
Money market	502,400	484,664	554,447
Savings	183,366	164,478	160,698
Time	421,624	365,787	377,860
Total deposits	2,898,060	2,699,084	2,752,112

Securities sold under agreement to repurchase	37,943	36,948	35,936
Federal Home Loan Bank line of credit borrowing	51,182	124,691	-
Federal Home Loan Bank term notes	70,000	72,477	122,521
Subordinated debentures, net	65,044	64,981	64,973
Interest payable and other liabilities	12,665	15,868	19,363
Total liabilities	3,134,894	3,014,049	2,994,905

Stockholders’ equity:
Common stock and additional paid-in capital - common stock	834,370	832,098	831,106
Accumulated deficit	(348,392)	(367,944)	(372,170)
Accumulated other comprehensive loss	(4,791)	(6,726)	(2,936)
Treasury stock	(106,035)	(105,050)	(104,640)
Total stockholders’ equity	375,152	352,378	351,360
Total liabilities and stockholders’ equity	$3,510,046	$3,366,427	$3,346,265

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

	(In thousands, except share and per share data)
Interest income:
Loans, including costs and fees	$30,902	$22,295	$87,270	$60,206
Investment securities:
Taxable	2,221	1,741	6,892	5,454
Tax-exempt	1,233	971	3,713	2,459
Dividends	275	237	1,011	829
Federal funds sold and other	57	98	76	105
Total interest income	34,688	25,342	98,962	69,053
Interest expense:
Deposits	1,939	1,228	5,262	3,299
Securities sold under agreement to repurchase	16	13	48	31
Borrowings	531	636	2,079	1,992
Subordinated debentures	868	715	2,568	1,165
Total interest expense	3,354	2,592	9,957	6,487
Net interest income	31,334	22,750	89,005	62,566
Provision for loan losses	497	27	708	53
Net interest income, after provision for loan losses	30,837	22,723	88,297	62,513
Noninterest income:
Deposit service and other fees	3,580	2,581	10,405	7,042
Investment management and trust	1,478	1,333	4,482	3,889
Increase in cash surrender value of life insurance	674	490	1,884	1,398
Loss on sale of securities	(86)	(66)	(86)	(122)
Gain on sale of SBA loans	143	208	971	472
Other	341	159	1,218	346
Total noninterest income	6,130	4,705	18,874	13,025
Noninterest expense:
Salaries and employee benefits	11,736	10,984	34,909	28,292
Occupancy expense	1,714	1,417	4,940	4,053
Furniture and equipment	974	750	2,894	2,281
Amortization of intangible assets	672	389	1,969	868
Other real estate owned, net	(20)	20	174	27
Insurance and assessments	642	608	1,995	1,818
Professional fees	929	962	3,155	2,725
Impairment of long-lived assets	-	-	224	-
Other general and administrative	5,160	3,494	12,579	9,486
Total noninterest expense	21,807	18,624	62,839	49,550
Income before income taxes	15,160	8,804	44,332	25,988
Income tax expense	5,106	3,039	14,313	8,682
Net income	$10,054	$5,765	$30,019	$17,306

Earnings per common share–basic:	$0.36	$0.25	$1.08	$0.80
Earnings per common share–diluted:	0.36	0.25	1.07	0.79
Dividend declared per common share:	$0.13	$0.12	$0.38	$0.35

Weighted average common shares outstanding-basic:	27,920,658	22,811,386	27,900,627	21,750,153
Weighted average common shares outstanding-diluted:	28,120,111	22,984,647	28,140,332	21,995,855